Harte Hanks Reports Second Quarter 2020 Financial Results

New offerings and streamlined operations mark transition to becoming a new model customer experience company

AUSTIN, Texas, August 13, 2020 /PR NEWSWIRE/ -- Harte Hanks, Inc. (OTCQX: HRTH), a leading, data-driven customer experience company, today announced financial results for the second quarter ended June 30, 2020.

Second Quarter Operational and Financial Highlights

●	Revenues improved by over $1 million sequentially from last quarter to $41.6 million, compared to $54.7 million in the same period last year
●	Adjusted EBITDA improved to $480,000 compared to ($1.8) million in the same period last year
●	Quarterly operating expenses reduced by 23% to $47.5 million compared to $61.3 million in the same period last year
●	Respectively, B2B and Consumer Brands revenues grew 28% and 6% year-over-year and 27% and 14% sequentially from last quarter
●	Secured $10.1 million of new business wins as of quarter end, or 78% of the $13 million target of new business sold and delivered for 2020

“We have made significant progress in our goal to position Harte Hanks for sustainable profitability, despite the difficult headwinds that our industry faces due to COVID-19. We continue to carefully evaluate expenses and business functions to ensure we add value to our customers,” commented Andrew Benett, Executive Chairman and Chief Executive Officer. “We stabilized our quarterly revenue run rate and implemented cost reductions across every aspect of the company, leading to over $20 million in savings annually. We also further strengthened our management team with the additions of Drew Rayman and Craig Wishner, to lead our DTC/e-Commerce practice, and John Cook, who will lead our automotive practice for our Business Development team.”

“We further streamlined and positioned the business for success in a changing world by consolidating the data center operations in Austin with our data center in Pennsylvania, and with a planned move of most of our applications and data to the cloud,” Mr. Benett added. “We anticipate finalizing our IT transformation by the second quarter of 2021, resulting in over $2 million in annual savings. We took action on our “asset light” strategy by exiting direct mail production facilities, leading to the asset sale of our Jacksonville direct mail facility at the end of June to Summit Direct Mail. We entered into a strategic partnership with Summit in which Harte Hanks continues to manage and service our customers while reducing the high fixed costs required to support in-house printing operations.”

Mr. Benett concluded, “We are building the model for a new type of customer experience company. We are driven by data, and applying that data to everything we do. What makes us further differentiated is our ability to work deeply with data and drive all the way through to engaging the customer – digitally and physically. As part of this effort, we launched our Sampling offering, utilizing our data and analytics expertise and proficient fulfilment execution. Our Sampling offering provides a unique and fresh approach to the industry and will be key to building on our momentum. From Sampling to the growth of our DTC business, we are making significant progress to becoming a differentiated end-to-end solution for our clients. We remain confident that we will be adjusted EBITDA positive for the year and believe we are on track to be FCF positive in the second half of 2021. Our goal is to emerge from 2020 a stronger, better company by helping our customers embrace new marketing imperatives more effectively and efficiently.”

Second Quarter 2020 Results

Second quarter revenues were $41.6 million, compared to $54.7 million during the same quarter last year, a $13.1 million, or a 24% decline. Second quarter revenues were up $1.1 million compared to $40.5 million last quarter, led by growth in B2B and Consumer Brands. The year over year decline was due to lower revenue in verticals mainly led by Retail and Transportation.

Second quarter operating loss was $5.9 million, compared to an operating loss of $6.6 million in the same quarter last year. The improvement was a result of the Company’s cost reduction efforts, which lowered operating expenses by $13.8 million.

Second quarter Adjusted Operating Loss was $563,000, compared to a loss of $3.1 million in the prior year quarter. The improvement in Adjusted Operating Loss reflects substantial cost-cutting actions taken by management.

Loss attributable to common stockholders for the second quarter was $6.4 million, or $0.99 per basic and diluted share, including a tax benefit of $1.5 million due to changes from the CARES Act allowing NOLs generated in 2018 through 2020 to be carried back for 5 years. In the prior year period, loss attributable to common stockholders was $3.9 million, or a loss of $0.63 per basic and diluted share.

Conference Call Information

The company will host a conference call and live webcast to discuss these results today at 4:30 p.m. ET. To access the live call, please dial (800) 289-0438 (toll free) or (323) 794-2423 and reference conference ID 7300320. The conference call will also be webcast live in the Investors Events section of the Harte Hanks website and can be accessed from the link here.

Following the conclusion of the live call, a telephonic replay will be available for 48 hours by dialing (844) 512-2921 or (412) 317-6671 and using the pin number 7300320. The replay will also be available for at least 90 days in the Investors Events section of the Harte Hanks website.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) the outbreak of diseases, such as the COVID-19 coronavirus, which has curtailed travel to and from certain countries and geographic regions, disrupted business operations resulting from travel restrictions and reduced consumer spending, and uncertainty regarding the duration of the virus’ impact, (ii) market conditions that may adversely impact marketing expenditures and (iii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 which was filed on March 19, 2020. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). In this press release and our related earnings conference call, however, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.

The Company presents the non-GAAP financial measure “Adjusted Operating Loss” as a measure useful to both management and investors in their analysis of the Company’s Condensed Consolidated Statements of Operations (Unaudited) because it facilitates a period to period comparison of Operating Revenue and Operating Loss by excluding restructuring expense, impairment expense and stock-based compensation in 2020 and 2019. The most directly comparable measure for this non-GAAP financial measure is Operating Loss.

The Company also presents the non-GAAP financial measure “Adjusted EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “Adjusted EBITDA” as earnings interest expense (benefit), income tax expense (benefit), depreciation expense, restructuring expense, impairment expense, stock-based compensation expenses, and other non-cash expenses. The most directly comparable measure for Adjusted EBITDA is Net Income (Loss). We believe Adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income (Loss), which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.

The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.

As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

About Harte Hanks:

Harte Hanks is an industry leader in data-driven, omnichannel marketing solutions and logistics. The fuel that powers this Company is customer data. We offer clients around the world the strategic guidance they need across the customer data landscape as well as the executional know-how in database build and management, data analytics, data-driven creativity, digital media, direct mail, customer contact, client fulfillment, and marketing and product logistics. Harte Hanks has approximately 1900 employees delivering solutions in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, or email us at pr@hartehanks.com.

Investor Relations Contact:
Sheila Ennis
Abernathy MacGregor
415-745-3294
sbe@abmac.com

Source: Harte Hanks, Inc.

Harte Hanks, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share data	2020	2019	2020	2019
Operating revenues	$41,601	$54,686	$82,123	$113,836
Operating expenses
Labor	25,613	31,778	49,561	65,445
Production and distribution	10,518	17,816	23,764	40,816
Advertising, selling, general and administrative	5,093	7,127	11,041	14,602
Restructuring expense	5,219	3,281	6,585	7,787
Depreciation expense	1,043	1,297	2,164	2,740
Total operating expenses	47,486	61,299	93,115	131,390
Operating loss	(5,885)	(6,613)	(10,992)	(17,554)
Other expenses (income), net
Interest expense, net	298	388	609	609
Gain on contingent payment from 3Q	-	(5,000)	-	(5,000)
Other, net	1,570	1,854	2,327	3,429
Total other expenses (income), net	1,868	(2,758)	2,936	(962)
Loss before income taxes	(7,753)	(3,855)	(13,928)	(16,592)
Income tax (benefit) expense	(1,518)	(52)	(12,811)	738
Net loss	(6,235)	(3,803)	(1,117)	(17,330)
Less Preferred Stock dividends	123	124	247	246
Loss attributable to common stockholders	$(6,358)	$(3,927)	$(1,364)	$(17,576)

Loss per common share
Basic	$(0.99)	$(0.63)	$(0.21)	$(2.80)
Diluted	$(0.99)	$(0.63)	$(0.21)	$(2.80)

Weighted-average common shares outstanding
Basic	6,453	6,272	6,386	6,270
Diluted	6,453	6,272	6,386	6,270

Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
In thousands, except per share data	June 30, 2020	December 31, 2019

ASSETS
Current Assets
Cash and cash equivalents	$30,083	$28,104
Restricted cash	6,354	6,018
Accounts receivable (less allowance for doubtful accounts of $1,135 at June 30, 2020 and $666 at December 31, 2019)	38,612	38,972
Contract assets	653	805
Inventory	377	354
Prepaid expenses	3,409	3,300
Prepaid income tax and income tax receivable	12,268	78
Other current assets	1,752	1,670
Total current assets	93,508	79,301

Net property, plant and equipment	5,967	8,323
Right-of-use assets	16,112	18,817
Other assets	3,595	3,761
Total assets	$119,182	$110,202

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$17,574	$16,917
Accrued payroll and related expenses	4,627	4,215
Deferred revenue and customer advances	5,887	4,397
Customer postage and program deposits	9,636	9,767
Other current liabilities	2,712	2,619
Short-term debt	5,004	-
Short-term lease liabilities	7,282	7,616
Total current liabilities	52,722	45,531

Long-term debt	22,196	18,700
Pensions	68,637	70,000
Deferred tax liability, net	-	244
Long-term lease liabilities	12,217	13,078
Other long-term liabilities	3,027	2,609
Total liabilities	158,799	150,162

Preferred Stock	9,723	9,723

Stockholders’ deficit
Common stock	12,121	12,121
Additional paid-in capital	410,243	447,022
Retained earnings	796,700	797,817
Less treasury stock	(1,206,426)	(1,243,509)
Accumulated other comprehensive loss	(61,978)	(63,134)
Total stockholders’ deficit	(49,340)	(49,683)

Total liabilities, Preferred Stock and stockholders’ deficit	$119,182	$110,202

Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share data	2020	2019	2020	2019
Net loss	$(6,235)	$(3,803)	$(1,117)	$(17,330)
Gain on sale	-	(5,000)	-	(5,000)
Income tax expenses (benefit)	(1,518)	(52)	(12,811)	738
Interest expense, net	298	388	609	609
Other, net	1,570	1,854	2,327	3,429
Depreciation expense	1,043	1,297	2,164	2,740
EBITDA	$(4,842)	$(5,316)	$(8,828)	$(14,814)

Restructuring expense	5,219	3,281	6,585	7,787
Stock-based compensation	103	269	319	424
Adjusted EBITDA	$480	$(1,766)	$(1,924)	$(6,603)

Operating loss	$(5,885)	$(6,613)	$(10,992)	$(17,554)
Restructuring expense	5,219	3,281	6,585	7,787
Stock-based compensation	103	269	319	424
Adjusted operating loss	$(563)	$(3,063)	$(4,088)	$(9,343)
Adjusted operating margin (a)	-1.4%	-5.6%	-5.0%	-8.2%

(a) Adjusted Operating Margin equals Adjusted Operating Loss divided by Revenues.